Exhibit 99.1

E*TRADE FINANCIAL CORPORATION ANNOUNCES
CONCLUSION OF REVIEW OF STRATEGIC ALTERNATIVES

NEW YORK, November 10, 2011 – E*TRADE Financial Corporation (NASDAQ: ETFC) today announced that its Board of Directors has concluded the previously announced review of strategic alternatives.

The strategic review began in early August and was designed to objectively review all strategic alternatives for the company, including a possible sale. With a primary focus on maximizing stockholder value, and consistent with the recommendation of Goldman Sachs & Co., the company’s financial advisor, the Board unanimously determined that the continued execution of the company’s business plan is currently the best alternative for increasing stockholder value.

“Following this review by our Board, the management team will continue to execute on our strategy designed to create value for both our stockholders and our customers,” said Steven Freiberg, Chief Executive Officer and Interim Chairman of E*TRADE.  “We will remain focused on delivering the best investing experience to our customers, strengthening our brokerage business, continuing to improve the performance of our loan portfolio and enhancing our franchise.”

About E*TRADE Financial
The E*TRADE Financial family of companies provides financial services including online brokerage and related banking products and services to retail investors. Specific business segments include Trading and Investing and Balance Sheet Management. Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC). Bank products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries. More information is available at www.etrade.com.

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Important Notices
E*TRADE Financial, E*TRADE and the E*TRADE logo are trademarks or registered trademarks of E*TRADE Financial Corporation. ETFC-G

Forward-Looking Statements: The statements contained in this news release that are forward looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. Further information about these risks and uncertainties can be found in the Company’s annual, quarterly and current reports on Form 10-K, Form 10-Q and Form 8-K previously filed by E*TRADE Financial Corporation with the SEC (including information under the caption “Risk Factors”). Any forward-looking statement included in this release speaks only as of the date of this communication; the Company disclaims any obligation to update any information.

© 2011 E*TRADE Financial Corporation. All rights reserved.

E*TRADE Financial Media Relations Contact
Susan Hickey
646-521-4675
susan.hickey@etrade.com

E*TRADE Financial Investor Relations Contact
Brett Goodman
646-521-4406
brett.goodman@etrade.com